SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant		[X]
Filed by a party other than the Registrant		[ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the
[X]	Definitive Proxy Statement		Commission Only (as permitted
[ ]	Definitive Additional Materials		by Rule 14a-6(e)(2))
[ ]	Soliciting Material under
Rule 14a-11(c) or Rule 14a-12

GLOWPOINT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]		Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GLOWPOINT, INC.
1776 Lincoln Street, Suite 1300
Denver, Colorado 80203

April 29, 2014

Dear Stockholder:

We are pleased to invite you to the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Glowpoint, Inc. (the “Company”), which will be held at 9:00 a.m. MDT on May 28, 2014, at our offices located at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203.

At the Annual Meeting, you will be asked to: (i) elect five members of our Board of Directors to serve until our next annual meeting of stockholders, or until their respective successors are duly elected and qualified; (ii) ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; (iii) approve the Glowpoint, Inc. 2014 Equity Incentive Plan; and (iv) transact other business as may properly come before the meeting. Following stockholder approval of the Glowpoint, Inc. 2014 Equity Incentive Plan, the Company plans to terminate the Glowpoint, Inc. 2007 Stock Incentive Plan.

The enclosed Notice and Proxy Statement contain complete information about the matters to be considered at the Annual Meeting. We are also enclosing our 2013 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 6, 2014. Copies of these materials are available for review at www.glowpoint.com/investor-relations or may be mailed to you free of charge by requesting a copy from us at 303-640-3838 or mailing a request to the Glowpoint Investor Relations department located at Glowpoint, Inc., 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203. This Proxy Statement and our 2013 Annual Report to Stockholders are also available for viewing, printing and downloading at www.proxyconnect.com/glowpoint.

We hope you will be able to attend the Annual Meeting in person. Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone or internet, so that your shares will be represented and voted at the Annual Meeting.

Sincerely,

Peter Holst President and Chief Executive Officer

GLOWPOINT, INC.
1776 Lincoln Street, Suite 1300
Denver, Colorado 80203

NOTICE OF THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 28, 2014

To our Stockholders:

The 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Glowpoint, Inc. (the “Company”), will be held at 9:00 a.m. MDT on May 28, 2014, at Glowpoint Inc.’s offices, located at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, for the following purposes:

1.	To elect five members of our Board of Directors to serve until our next annual meeting of stockholders, or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To approve the Glowpoint, Inc. 2014 Equity Incentive Plan; and

4.	To transact other business as may properly come before the Annual Meeting.

WHO MAY VOTE:

Stockholders of record of our Common Stock, $0.0001 par value per share, and of our Series A-2 Convertible Preferred Stock, par value $0.0001 per share, as of the close of business on April 24, 2014 are entitled to vote at the Annual Meeting, or any adjournment or postponement thereof. A list of stockholders will be available at the Annual Meeting and during the 10 days prior to the Annual Meeting at our principal executive offices located at 1776 Lincoln Street, Suite 1300, Denver CO 80203.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by internet, telephone or mail to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

By order of the Board of Directors,

David Clark Chief Financial Officer and Corporate Secretary

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR TO VOTE BY TELEPHONE OR INTERNET

GLOWPOINT, INC.
1776 Lincoln Street, Suite 1300
Denver, Colorado 80203

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (this "Proxy Statement"), along with the accompanying Notice of the 2014 Annual Meeting of Stockholders (the “Notice”), contains information about the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Glowpoint, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:00 a.m. MDT on May 28, 2014, at Glowpoint, Inc.'s offices located at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203. Directions to the Annual Meeting can be obtained by telephoning us at 303-640-3838. In this Proxy Statement, we refer to Glowpoint, Inc. as “we,” “our,” “us” or the “Company.”

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the "Board of Directors" or the "Board") for use at the Annual Meeting.

On or about April 29, 2014, we will send this Proxy Statement, the attached Notice and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of the Proxy Statement, we will also send along with this Proxy Statement our 2013 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2013.

Important Notice Regarding the Availability of Proxy Materials for Our
Annual Meeting to Be Held on May 28, 2014

This Proxy Statement and our 2013 Annual Report on Form 10-K are available for viewing, printing and downloading at http://www.proxyconnect.com/glowpoint.  We are providing a copy of our Annual Report on Form 10-K for the year ended December 31, 2013 with the accompanying proxy materials. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2013, on the website of the Securities and Exchange Commission (the "SEC") at http://www.sec.gov or on our website at http://www.glowpoint.com/investor-relations.

RECORD DATE; VOTING SECURITIES; QUORUM

Only holders of record of our Common Stock, $0.0001 par value per share ("Common Stock"), and our Series A-2 Convertible Preferred Stock, par value $0.0001 per share ("Series A-2 Preferred Stock"), as of the close of business on April 24, 2014 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, 35,549,145 shares of Common Stock were issued and outstanding and 53 shares of Series A-2 Preferred Stock were issued and outstanding.

Each holder of Common Stock is entitled to cast one vote per share of Common Stock held by such holder on each matter to be presented at the Annual Meeting. Each holder of Series A-2 Preferred Stock is entitled to vote on each matter to be presented at the Annual Meeting on an as converted basis up to 4.99% of (i) the Common Stock issuable upon conversion of the Series A-2 Preferred Stock held by such holder in accordance with the terms of the Certificate of Designations, Preferences and Rights of the Series A-2 Preferred Stock (the “Certificate of Designations”), plus (ii) all other shares of Common Stock beneficially owned by such holder, unless such holder has waived such holder’s right to vote with respect to any or all of such holder’s Series A-2 Preferred Stock in accordance with the Certificate of Designations, in which case such holder is not entitled to vote such Series A-2 Preferred Stock in respect of any matter to be presented at the Annual Meeting.

A quorum is present at the Annual Meeting if a majority of the shares of our capital stock issued and outstanding and entitled to vote on the Record Date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTING PROCEDURES; REQUIRED VOTES

The shares represented by the proxies received, properly dated and executed or authenticated, in the case of voting by telephone or internet, and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders.

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 27, 2014.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Abstentions will be treated as shares that are present and entitled to vote, while broker “non-votes” will be treated only as shares that are present for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present in person or by proxy at the Annual Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

Proposal No. 1: Pursuant to our by-laws, a plurality of the votes duly cast at the Annual Meeting is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available. Accordingly, votes withheld will not affect the outcome of the election. Additionally, the election of directors is not a matter on which a broker or other nominee is allowed to vote without specific instructions from you.

Proposal No. 2: Pursuant to our by-laws, the vote of the holders of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class, is required for the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2014 is a matter on which a broker or other nominee is allowed to vote, even if the broker or other nominee does not receive voting instructions from you.

Proposal No. 3: Pursuant to our by-laws, the vote of the holders of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class, is required for the approval of the Glowpoint, Inc. 2014 Equity Incentive Plan. In addition, NYSE MKT rules require that a majority of votes cast at the Annual Meeting approve this Proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the approval of the Glowpoint, Inc. 2014 Equity Incentive Plan is not a matter on which a broker or other nominee is allowed to vote without specific instructions from you.

Stockholders have the option to vote by telephone or internet by following the instructions on the attached proxy card. WE ENCOURAGE YOU TO RECORD YOUR VOTE BY TELEPHONE OR INTERNET. These voting methods are convenient, and save significant postage and processing costs. In addition, when you vote by telephone or internet prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

SOLICITATION AND REVOCATION

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card or by telephone or internet, you may use any of these methods to change your vote. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the telephone and internet voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

We will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials and will reimburse their related reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our capital stock as of April 24, 2014 by each of the following:

•
each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by us to own beneficially more than 5% of any class of our voting securities;

•	the executive officers named in the Summary Compensation Table under "Executive Compensation" below;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

The amounts and percentages are based on 35,549,145 shares of Common Stock and 53 shares of Series A-2 Preferred Stock issued and outstanding as of April 24, 2014. As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise or conversion of any option, warrant or other derivative security (“Derivative Securities”). Shares of Common Stock subject to options, warrants or other Derivative Securities which are currently exercisable, convertible or exercisable or convertible within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or other Derivative Security, but are not considered outstanding for computing the ownership percentage of any other person.

	Common Stock
Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Executive Officers and Directors:
Peter Holst	1,285,519	(3)	3.6%
David Clark	154,968	(4)	*
Scott Zumbahlen	72,484	(5)	*
Joseph Laezza	15,182	(6)	*
Steve Peri	—	(7)	—%
Kenneth Archer	54,167	(8)	*
James H. Cohen	4,045	(9)	*
Patrick J. Lombardi	4,045	(10)	*
James S. Lusk	91,042	(11)	*
All directors and executive officers as a group (7 people)	1,681,452		4.7%
Greater than 5% Owners:
Main Street Capital Corporation 1300 Post Oak Boulevard, Suite 800, Houston, TX 77056	15,349,586	(12)	43.2%
Jason T. Adelman Cipher Capital Partners LLC, c/o Rothschild 1251 Avenue of the Americas, Suite 936, New York, NY 10020	2,725,750	(13)	7.7%
———————
* Less than 1%

(1)	Unless otherwise noted, the address of each person listed is c/o Glowpoint, Inc., 1776 Lincoln Street, Suite 1300, Denver, CO 80203.

(2)	Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(3)
Includes 860,757 shares of Common Stock, 291,667 shares of Common Stock subject to stock options presently exercisable or exercisable within 60 days and 133,095 shares of unvested restricted Common Stock.

(4)
Includes 15,680 shares of Common Stock, 29,167 shares of Common Stock subject to stock options presently exercisable or exercisable within 60 days and 110,121 shares of unvested restricted Common Stock.

(5)	Includes 72,484 shares of unvested restricted Common Stock.

(6)	Mr. Laezza resigned from his position as the Company’s Chief Executive Officer on January 11, 2013.

(7)	Mr. Peri departed his position as Executive Vice President, General Counsel on September 15, 2013.

(8)	Includes 12,500 shares of Common Stock and 41,667 shares of Common Stock subject to stock options presently exercisable or exercisable within 60 days.

(9)	Mr. Cohen joined the Board of Directors on April 4, 2014. Includes 4,045 shares of unvested restricted Common Stock.

(10)	Mr. Lombardi joined the Board of Directors on April 4, 2014. Includes 4,045 shares of unvested restricted Common Stock.

(11)	Includes 38,750 shares of Common Stock and 52,292 shares of Common Stock subject to stock options presently exercisable or exercisable within 60 days.

(12)
Based on ownership information from an amendment to Schedule 13D filed on April 7, 2014 (the “GPI Investor Group Schedule 13D”) by GP Investment Holdings, LLC (“GPI”), Robert M. Shuford, Brian Pessin, Main Street Capital Corporation (“MSCC”) and Sandra and Norman Pessin JTWROS (collectively, the “GPI Investor Group”). Includes 15,276,138 shares of Common Stock owned by GPI, 7,345 shares of Common Stock directly owned by MSCC, 47,741 shares of Common Stock owned by MSCC’s subsidiary Main Street Mezzanine Fund LP and 18,362 shares of Common Stock owned by MSCC’s subsidiary Main Street Capital II, LP. According to the GPI Investor Group Schedule 13D, MSCC, as the owner of 50% of the limited liability company interests of GPI, Robert M. Shuford, as one of the two members of the board of managers and the Chief Executive Officer of GPI, Brian Pessin, as one of the two members of the board of managers and the President of GPI, and as the owner of approximately 3.9% of the limited liability company interests of GPI, and Sandra and Norman Pessin JTWROS, as the owner of approximately 46.1% of the limited liability company interests of GPI, may each be deemed to share voting and investment power with the other members of the GPI Investor Group with respect to the 15,276,138 shares of Common Stock owned by GPI. In addition, according to the GPI Investor Group Schedule 13D, MSCC has sole voting and investment power with respect to the 7,345 shares of Common Stock that it directly owns and MSCC may be deemed to share voting and investment power with its subsidiaries, Main Street Mezzanine

Fund LP and Main Street Capital II, LP, with respect to the 47,741 and 18,362 shares of Common Stock, respectively, owned by such subsidiaries.

(13)
Based on ownership information from an amendment to Schedule 13G filed on February 18, 2014 by Jason T. Adelman, which states that (i) Mr. Adelman beneficially owns, and shares voting and investment power with respect to, 2,725,750 shares of Common Stock held in joint tenancy, with a right of survivorship, with Mr. Adelman’s spouse, Cass G. Adelman; and (ii) of the 2,725,750 shares of Common Stock beneficially owned by Mr. Adelman, 375,750 shares of Common Stock are held in trusts for Mr. Adelman’s minor children under which Mr. Adelman’s spouse is the custodian.

The issued and outstanding shares of our Series A-2 Preferred Stock are held by David Robinson and Bamdad Bastani, who hold 31.6 shares representing 60.0% of the class and 21.1 shares representing 40.0% of the class, respectively.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors to be elected are to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The number of directors is determined from time to time by our Board of Directors and is currently five members. The nominees who will stand for election are Kenneth Archer, James H. Cohen, Peter Holst, Patrick J. Lombardi and James S. Lusk, all of whom are currently members of our Board of Directors. The five nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee, the Board of Directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve as a nominee or as a director if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Director Nominees

The following table sets forth information with respect to our director nominees.

Name	Age	Position with Company
Kenneth Archer (1)(2)(3)	56	Director, Chairman of the Nominating Committee
James H. Cohen (2)(3)	49	Director
Peter Holst	45	Director, Chief Executive Officer and President
Patrick J. Lombardi (1)	66	Director, Chairman of the Board
James S. Lusk (1)(2)(3)	58	Director, Chairman of the Audit Committee, Chairman of the Compensation Committee

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

As described below under “Transactions with Related Persons,” Messrs. Cohen and Lombardi were appointed to the Board, and the Company agreed to nominate, recommend and support Messrs. Cohen and Lombardi as two of five total nominees to stand for election as directors of the Company at the Annual Meeting, pursuant to the terms of a letter agreement dated April 4, 2014 among the Company, GP Investment Holdings, LLC, Main Street Capital Corporation, Brian Pessin, Sandra Pessin and Norman Pessin.

Nominee Biographies

Kenneth Archer, Director. Mr. Archer joined our Board of Directors in June 2010. Mr. Archer is currently the Vice President of Global Sales Enablement for Hewlett-Packard and previously served as the Americas Vice President of Channels and Alliances for the Technology Services Business from November 2011 to March 2014. From June 2009 to October 2011, Mr. Archer was CEO of TriNET Systems, a provider of global design, implementation and support services for communication and networking solutions from Avaya, Extreme, Juniper, and Nectar Networks.  From April 2008 to June 2009, Mr. Archer was President of Prime Communications, an Avaya Gold Business Partner, until it was acquired by TriNET Systems in June 2009. Prior to Prime Communications, Mr. Archer was Vice President of North American Channels for Avaya commencing in July 2005, where he was responsible for the channel strategy, program, operations, and partner management team, and spent 24 years before that at Hewlett-Packard working in various roles within the channels program.  He previously served on the Board of Directors of Juma Technology Corp. (OTCBB:JUMT), a leading IP convergence firm specializing in managed services, and previously served on the Board of PRG Group, Inc. (PRGJ.PK), the former holding company of Prime Communications.  Mr. Archer graduated with a BS in Marketing from West Chester University of Pennsylvania and received an Executive MBA Management degree from Fairleigh Dickinson University in New Jersey.

In considering Mr. Archer as a director of the Company, the Board reviewed his specialized experience and extensive knowledge in sales and marketing (specifically in building and establishing a channel sales program and strategy) in the communications and networking industries, and also his leadership experience as a chief executive.

James H. Cohen, Director. Mr. Cohen joined our Board of Directors in April 2014. Mr. Cohen is an experienced public company executive with a background in investment banking, corporate law and private equity. From 2005 until February 2014, Mr. Cohen served as Executive Vice President of Mergers & Acquisitions for Consolidated Graphics, Inc., which until its acquisition by RR Donnelly & Sons on January 31, 2014 was a public company traded on the NYSE and one of North America’s largest general commercial printing companies with revenues of approximately $1.1 billion.  Prior to Consolidated Graphics, Mr. Cohen’s work experience includes employment as a Managing Director of Main Street Capital Partners, a private equity fund in Houston, TX as well as employment earlier in his career as a financial analyst with Morgan Stanley & Co. in New York.  Mr. Cohen also previously practiced corporate law in New York and London with Simpson Thacher & Bartlett LLP and in Houston, TX with Baker Botts LLP.  Mr. Cohen is an honors graduate of Princeton University and received his law degree from NYU School of Law.

In considering Mr. Cohen as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding investment banking, private equity and corporate law matters, as well as public company mergers and acquisitions.

Peter Holst, Chief Executive Officer and Director.  Prior to being named President and CEO in January 2013, Mr. Holst served as the Company’s Senior Vice President for Business Development since October 1, 2012. Prior to joining the Company, Mr. Holst served as the Chief Executive Officer of Affinity VideoNet, Inc. (“Affinity”) from June 1, 2008 until October 1, 2012, when the Company acquired Affinity. Prior to joining Affinity, Mr. Holst served as the President and Chief Operating Officer of Raindance Communications. Mr. Holst holds a degree in Business Administration from the University of Ottawa.

In considering Mr. Holst as a director of the Company, the Board reviewed his extensive knowledge and expertise in the communications as a service industry, and the leadership he has shown in his positions with prior companies.

Patrick J. Lombardi, Director. Mr. Lombardi joined our Board of Directors in April 2014. From 1996 to March 2013, Mr. Lombardi was a self-employed consultant to the telecommunications industry. From 1981 to 1996, Mr. Lombardi worked for Jones International, Ltd. and subsidiaries, serving as Group President and holding several senior management positions for subsidiaries of Jones. Mr. Lombardi formerly served on the Board of Directors for Jones Intercable, Inc., Bell Cablemedia plc and Raindance Communications, Inc. Mr. Lombardi holds a B.B.A. degree in Accounting from the University of Notre Dame and is a certified public accountant.

In considering Mr. Lombardi as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding the telecommunications industry, as well as the prior directorships and executive positions he has held with public companies. Mr. Lombardi qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of corporate finance and his skills in analyzing and evaluating financial statements.

James S. Lusk, Director. Mr. Lusk joined our Board of Directors in February 2007.  He has been Executive Vice President and Chief Financial Officer of ABM Industries Incorporated (NYSE:ABM), a leading provider of facility solutions with revenues of approximately $5 billion and 100,000 employees in over 350 offices deployed throughout the United States and various international locations, since 2007. Prior to joining ABM, he served as Vice President, Business Services and Chief Operating Officer for the Europe, Middle East and Africa region for Avaya from 2005 to 2007. Mr. Lusk has also served as Chief Financial Officer, Treasurer of BioScrip/MIM, President of Lucent Technologies’ Business Services division, and interim Chief Financial Officer and Corporate Controller of Lucent Technologies. Mr. Lusk earned his B.S. (Economics), cum laude, from the Wharton School, University of Pennsylvania, and his M.B.A (Finance) from Seton Hall University. He is a CPA and was inducted into the AICPA Business and Industry Leadership Hall of Fame in 1999.

In considering Mr. Lusk as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding finance and accounting matters, as well as compensation, risk assessment and corporate governance. Mr. Lusk qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of generally accepted accounting principles and his skills in auditing, as well as in analyzing and evaluating financial statements.

Board Recommendation

The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director to serve until our next annual meeting of stockholders, or until his successor is duly elected and qualified.

CORPORATE GOVERNANCE

Board of Directors, Board Committees and Meetings

Our Board of Directors consists of five directors. The current Board members include four independent directors and one member of our senior management. The primary responsibilities of the Board of Directors are oversight, counseling and direction to our management in the long-term interests of our stockholders and us. The Board has an audit committee, a compensation committee and a nominating committee.

Our Board of Directors met six times during the year ended December 31, 2013. During this period, each director attended in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings of committees of the Board of Directors on which he served, held during the period for which he served. The Company does not have a policy with regard to directors’ attendance at our annual meetings of stockholders. Three of the five directors of the Company then in office attended the 2013 annual meeting of stockholders.

Director Independence

“Independent” Directors. Our Board of Directors has determined that each of our current directors, other than Mr. Holst, qualifies as “independent” in accordance with the rules of the NYSE MKT. Mr. Holst is currently our employee. Our Board of Directors previously determined that Grant Dawson, a member of the Board of Directors until his resignation as a director of the Company on April 4, 2014, qualified as “independent” in accordance with the rules of the NYSE MKT, and that Jon A. DeLuca, a member of the Board of Directors until his resignation as a director of the Company on April 4, 2014, did not qualify as “independent” because of a consulting agreement between Mr. DeLuca and the Company pursuant to which Mr. DeLuca’s provided financial services as a consultant to the Company.

The NYSE MKT independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NYSE MKT rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

Audit Committee

We currently have a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act consisting of James S. Lusk, Kenneth Archer and Patrick J. Lombardi. Our Board of Directors has determined that Messrs. Lusk and Lombardi have the accounting and related financial management expertise to satisfy the requirements of an “audit committee financial expert,” as determined pursuant to the rules and regulations of the SEC, and that each member satisfies applicable NYSE MKT independence standards. The audit committee consults and meets with our independent registered public accounting firm, Chief Financial Officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full Board of Directors regarding such matters. The audit committee operates under a written audit committee charter, which was amended and restated by the Board on May 8, 2012. Our amended and restated audit committee charter is available online at www.glowpoint.com/investor-relations. You may also request a copy of the audit committee charter, at no cost, by telephoning us at 303-640-3838 or writing to us at Glowpoint, Inc., 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, Attention: Investor Relations. The audit committee met four times during the year ended December 31, 2013. Please see "Report of the Audit Committee of the Board of Directors" below for additional information regarding the audit committee and the report of its members for the year ended December 31, 2013.

Compensation Committee

We currently have a compensation committee consisting of James S. Lusk, Kenneth Archer and James H. Cohen. Each member of the compensation committee meets the applicable independence requirements of the NYSE MKT. The compensation committee operates under a written compensation committee charter, which was adopted in May 2007 and is available online at www.glowpoint.com/investor-relations. You may also request a copy of the compensation committee charter, at no cost, by telephoning us at 303-640-3838 or writing to us at Glowpoint, Inc., 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, Attention: Investor Relations. The compensation committee met four times during the year ended December 31, 2013.

The compensation committee is responsible for establishing and administering our executive compensation policies. The role of the compensation committee is to (i) formulate, evaluate and approve compensation of the Company’s directors, executive officers and key employees, (ii) oversee all compensation programs involving the use of the Company’s stock and (iii) produce, if required under applicable securities laws, a report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders. The duties and responsibilities of the compensation committee under its charter include:

•	annually reviewing and making recommendations to the Board with respect to compensation of directors, executive officers and key employees of the Company;

•
annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s compensation levels based on this evaluation;

•	reviewing competitive practices and trends to determine the adequacy of the executive compensation program;

•	approving and overseeing compensation programs for executive officers involving the use of the Company’s stock;

•	approving and administering cash incentives for executives, including oversight of achievement of performance objectives, and funding for executive incentive plans;

•	annually performing a self-evaluation on the performance of the compensation committee; and

•	making regular reports to the Board concerning the activities of the compensation committee.

When appropriate, the compensation committee may, in carrying out its responsibilities, form and delegate authority to subcommittees. The Chief Executive Officer plays a role in determining the compensation of our other executive officers by evaluating the performance of those executive officers. The Chief Executive Officer’s evaluations are then reviewed by the compensation committee. This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, based on performance, which recommendations are then reviewed and approved by the compensation committee.

Nominating Committee

We currently have a nominating committee consisting of James S. Lusk, Kenneth Archer and James H. Cohen. Each member of the nominating committee meets the independence requirements of the NYSE. The nominating committee is responsible for assessing the performance of our Board of Directors and making recommendations to our Board regarding nominees for the Board. The nominating committee was formed in February 2004. Prior to the formation of the committee, its functions were performed by the Board of Directors. The nominating committee operates under a written nominating committee charter, which was filed with our Proxy Statement for the 2004 Annual Meeting of Stockholders and is available online at www.glowpoint.com/investor-relations. You may also request a copy of the nominating committee charter, at no cost, by telephoning us at 303-640-3838 or writing to us at Glowpoint, Inc., 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, Attention: Investor Relations. The nominating committee did not formally meet during the year ended December 31, 2013.

The nominating committee considers qualified candidates to serve as a member of our Board of Directors suggested by our stockholders. Nominees recommended by stockholders will be given appropriate consideration and evaluated in the same manner as other nominees. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203. Stockholder submissions that are received in accordance with our by-laws and that meet the criteria outlined in the nominating committee charter are forwarded to the members of the nominating committee for review. Stockholder submissions must include the following information:

•	a statement that the writer is our stockholder and is proposing a candidate for our Board of Directors for consideration by the nominating committee;

•	the name of and contact information for the candidate;

•	a statement of the candidate’s business and educational experience;

•	information regarding each of the factors set forth in the nominating committee charter sufficient to enable the nominating committee to evaluate the candidate;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as our director if nominated and elected.

In considering potential new directors, the nominating committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; and prominence and reputation. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the nominating committee will consider diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees. The nominating committee will also consider whether the individual has the time available to devote to the work of our Board of Directors and one or more of its committees.

The nominating committee will also review the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on our Board of Directors. In making its selection, the nominating committee will bear in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The nominating committee will periodically review and reassess the adequacy of its charter and propose any changes to the Board of Directors for approval.

Contacting the Board of Directors

Any stockholder who desires to contact our Board of Directors, committees of the Board of Directors and individual directors may do so by writing to: Glowpoint, Inc., 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, Attention: David Clark, Corporate Secretary. Mr. Clark will direct such communication to the appropriate persons.

Board Leadership Structure and Role in Risk Oversight

At no time during the year ended December 31, 2013 was the chairman of our Board of Directors also our Chief Executive Officer. Although the Board does not have a policy regarding the separation of the roles of chairman of the Board and Chief Executive Officer, the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company, and also the membership of the Board. This structure facilitates a greater role for the Board of Directors in the oversight of the Company, and allows the chief executive officer to focus on the management of the Company’s day-to-day operations. Currently, Patrick J. Lombardi holds the position of chairman.

The Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts.

Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the audit committee oversees management of accounting, auditing, external reporting, internal controls and cash investment risks. The nominating committee oversees and assesses the performance of the Board and makes recommendations to the Board from time to time regarding nominees for the Board. The compensation committee oversees risks arising from compensation practices and policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner the Board is able to coordinate its risk oversight.

Executive Officers

The following table sets forth certain information regarding our executive officers.

Name	Age	Position
Peter Holst	45	President and Chief Executive Officer
David Clark	45	Chief Financial Officer and Corporate Secretary
Scott Zumbahlen	50	Senior Vice President, Sales

Biographies

Peter Holst, President and Chief Executive Officer. See “Nominee Biographies” above for Mr. Holst’s biography.

David Clark, Chief Financial Officer. Mr. Clark joined the Company in March 2013 as Chief Financial Officer and leads our global financial operations and investor relations, including financial planning and reporting, accounting, tax and treasury. Mr. Clark comes to the Company with more than 20 years of experience in finance and accounting. Prior to joining the Company, Mr. Clark spent over eight years with Allos Therapeutics, a publicly traded biopharmaceutical company, serving from 2007 to 2012 as Vice President of Finance, Treasurer and acting CFO. While at Allos, Mr. Clark was responsible for oversight and management of all financial activities, including equity financings, strategic financial planning, and investor relations. Prior to Allos, Mr. Clark spent nearly four years with Seurat Company (formerly XOR Inc.), an e-commerce managed services company, serving most recently as CFO. Mr. Clark started his career and spent over seven years in the audit practice of PricewaterhouseCoopers LLP. Mr. Clark is a Certified Public Accountant and received a Masters of Accountancy and a B.S. in Accounting from the University of Denver.

Scott Zumbahlen, Senior Vice President, Sales. Mr. Zumbahlen joined the Company in October 2013 as Senior Vice President, Sales. Mr. Zumbahlen has more than 20 years of experience in field sales and sales leadership with leading companies in the Unified Communications industry. Mr. Zumbahlen also has an extensive background in developing strategic alliances and in corporate development, including mergers and acquisitions. Prior to joining the Company, Mr. Zumbahlen served as Alliance Manager of Polycom from 2008 to October 2013. Prior to Polycom, Mr. Zumbahlen held several sales and marketing leadership positions with Cisco Systems (Regional Manager), Redback, now Ericsson (Sales Director), Proxim (VP of Sales and Marketing, Ricochet division) and Nomadix, now NTT DOCOMO (Director of Marketing). Mr. Zumbahlen was instrumental in these organizations’ sales growth in both enterprise and service-provider markets, and in the development and management of channel programs. Mr. Zumbahlen earned a Bachelor of Science in computer science and mathematics from the University of Illinois, Urbana-Champaign.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the year ended December 31, 2013 and 2012 compensation awarded to, paid to, or earned by the executive officers identified in the table (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus		Stock Awards(6)		Option Awards(7)	All Other Compensation		Total
Peter Holst Chief Executive Officer and President(1)	2013	$196,250	$117,930	(8)	$402,911	(9)	$1,312,500	$279,775	(10)	$2,309,366
	2012	$56,250	$135,000		$—		$—	$—		$191,250
David Clark Chief Financial Officer(2)	2013	$169,231	$41,250	(11)	$209,301	(12)	$113,500	$3,201	(13)	$536,483
	2012	$—	$—		$—		$—	$—		$—
Scott Zumbahlen Senior Vice President, Sales(3)	2013	$27,933	$—		$—		$—	$—		$27,933
	2012	$—	$—		$—		$—	$—		$—
Joseph Laezza Former Chief Executive Officer and President(4)	2013	$70,812	$—		$180,319		$—	$200,298	(14)	$451,429
	2012	$356,362	$—		$755,000		$1,183,630	$7,800	(15)	$2,302,792
Steve Peri Former General Counsel(5)	2013	$177,083	$50,000		$—		$—	$82,623	(16)	$309,706
	2012	$81,570	$16,667		$313,500		$151,032	$—		$562,769

(1)	Mr. Holst joined the Company as Senior Vice President of Business Development on October 1, 2012 and was appointed as Chief Executive Officer on January 11, 2013.

(2)	Mr. Clark joined the Company as Chief Financial Officer on March 25, 2013.

(3)
Mr. Zumbahlen joined the Company as Senior Vice President, Sales on November 5, 2013. Mr. Zumbahlen will initially receive an annual base salary of $175,000 and is eligible to receive a maximum annual incentive bonus equal to 100% of his base salary.

(4)	Mr. Laezza resigned from his position as the Company's Chief Executive Officer on January 11, 2013.

(5)	Mr. Peri joined the Company as Executive Vice President, General Counsel on September 4, 2012 and departed the Company on September 15, 2013.

(6)
These amounts represent the aggregate grant date fair value for stock awards for fiscal years 2013 and 2012, respectively, computed in accordance with FASB ASC Topic 718. Please see Note 13 of the Notes to Consolidated Financial Statements contained in our 2013 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

(7)
These amounts represent the aggregate grant date fair value for stock awards for fiscal years 2013 and 2012, respectively, computed in accordance with FASB ASC Topic 718. Please see Note 13 of the Notes to Consolidated Financial Statements contained in our 2013 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

(8)
Represents: (i) a cash payment of $44,805 received in 2013 relating to achievement of certain performance measures for the six-month period ended March 31, 2013 relating to the October 2012 acquisition of Affinity VideoNet, Inc. ("Affinity"), and (ii) a $73,125 bonus earned for fiscal year 2013 performance and paid in March 2014.

(9)
Represents: (i) a grant of 100,000 shares of restricted Common Stock in January 2013 in connection with Mr. Holst's appointment as Chief Executive Officer, (ii) issuance of 149,350 shares of Common Stock in 2013 relating to achievement of certain performance measures for the six-month period ended March 31, 2013 relating to the acquisition of Affinity, and (iii) a March 2014 grant of 62,261 shares of restricted Common Stock that were earned for fiscal year 2013 performance.

(10)
Represents: (i) a cash payment of $160,000 in April 2013 relating to a retention bonus the Company agreed to pay in connection with the acquisition of Affinity and (ii) 2013 severance payments attributable to former employment with Affinity of $115,000, and (iii) a Company matching contribution of $4,775 under the Company's 401k Plan.

(11)	Represents a bonus earned for fiscal year 2013 performance and paid in March 2014.

(12)
Represents: (i) a grant of 100,000 shares of restricted Common Stock in March 2013 in connection with Mr. Clark's appointment as Chief Financial Officer and (ii) a March 2014 grant of 35,121 shares of restricted Common Stock that were earned for fiscal year 2013 performance.

(13)	Represents a Company matching contribution under the Company's 401k Plan.

(14)
Represents: (i) severance payments of $186,625 in 2013 under the separation agreement with Mr. Laezza and the Company, (ii) payment of $13,073 for unused paid-time-off, and (iii) a car allowance of $600.

(15)	Represents payments for a car allowance.

(16)
Represents (i) severance payments of $72,917 in 2013 under the separation agreement with Mr. Peri and the Company, (ii) payment of $6,615 for unused paid-time-off, and (iii) a Company matching contribution of $3,091 under the Company's 401k Plan.

Agreements with Named Executive Officers

Peter Holst Employment Agreement. On January 14, 2013, the Board appointed Peter Holst as the Company’s President and Chief Executive Officer, and as a member of the Board. In connection with his appointment, the Company entered into an employment agreement with Mr. Holst (the “Holst Employment Agreement”). The initial term of the Holst Employment Agreement, which is terminable at will by either party, expires on December 31, 2014 and renews for successive one-year terms if not otherwise terminated. Pursuant to the Holst Employment Agreement, Mr. Holst initially received an annual base salary of $195,000 and is eligible to receive a maximum annual incentive bonus equal to 100% of his base salary, at the discretion of the compensation committee of the Board based on meeting certain financial and non-financial goals. The Company also issued to Mr. Holst, pursuant to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”): (i) 100,000 restricted shares of Common Stock and (ii) an option to purchase 875,000 shares of Common Stock. The option has a term of 10 years and an exercise price of $1.98. Twenty-five percent of the option and shares of restricted Common Stock vested on January 13, 2014, with the remainder of each vesting in equal monthly installments for 36 months thereafter; provided however, that the options and shares of restricted Common Stock will vest in full upon a Change in Control or Corporate Transaction, as each term is defined in the 2007 Plan. Effective March 1, 2014, the Board increased Mr. Holst’s annual base salary to $199,875. Mr. Holst was awarded a bonus in March 2014, relating to fiscal year 2013 performance, of $73,125 in cash and 62,261 shares of restricted Common Stock.

Mr. Holst also received, as payment for historical severance amounts attributable to his employment with Affinity, $240,000 (the “Affinity Severance Payment”). The Affinity Severance Payment reduced the Company’s long-term debt obligation by reducing certain notes by the severance amount. Approximately $115,000 of the Affinity Severance Payment was paid during the year ended December 31, 2013 and the remaining amount was paid in January 2014. Mr. Holst also received in 2013 a cash payment of $160,000 relating to a retention bonus the Company agreed to pay in connection with the acquisition of Affinity. Mr. Holst was also entitled to earn up to 150,000 shares of Common Stock and a cash bonus of up to $45,000 for the six-month period ended March 31, 2013, if he achieved certain performance measures, pursuant to his original employment agreement with the

Company; of which Mr. Holst actually earned and was issued 149,350 shares of Common Stock and $44,805 as a cash bonus in June 2013.

David Clark Employment Agreement. On March 25, 2013, the Company entered into an employment agreement with David Clark (the “Clark Employment Agreement”) in connection with his appointment as Chief Financial Officer of the Company. Pursuant to the Clark Employment Agreement, Mr. Clark initially received an annual base salary of $220,000 and is eligible to receive a maximum annual incentive bonus equal to 50% of his base salary, at the discretion of the compensation committee of the Board, based on meeting certain financial and non-financial goals. As part of the Clark Employment Agreement, the Company issued to Mr. Clark, pursuant to the 2007 Plan, (i) 100,000 shares of restricted Common Stock and (ii) an option to purchase 100,000 shares of Common Stock. The option has a term of 10 years and an exercise price of $1.51. Twenty-five percent of the option and shares of restricted Common Stock vested on March 25, 2014, with the remainder of each vesting in equal monthly installments for 36 months thereafter; provided however, that the option and restricted shares of Common Stock will vest in full upon a Change in Control or Corporate Transaction, as each term is defined in the 2007 Plan. Effective March 1, 2014, the Board increased Mr. Clark’s annual base salary to $225,133. Mr. Clark was awarded a bonus in March 2014, relating to fiscal year 2013 performance, of $41,250 in cash and 35,121 shares of restricted Common Stock.

Joseph Laezza Employment Agreement. On August 30, 2010, the Company entered into an Amended and Restated Employment Agreement with Mr. Laezza, the Company’s Chief Executive Officer and President at the time (the “Laezza Employment Agreement”). The Laezza Employment Agreement replaced Mr. Laezza’s existing employment agreement dated March 11, 2004, which had been previously amended on several occasions. The Laezza Employment Agreement modified certain terms contained in Mr. Laezza’s prior agreement, including (i) extending the expiration date of such agreement from January 31, 2012 to December 31, 2012; (ii) increasing Mr. Laezza’s annual base salary from $265,000 to $275,000; and (iii) providing for additional severance benefits of one year of accelerated vesting of his shares of restricted Common Stock and options to purchase shares of Common Stock and up to 12 months of COBRA payments on his behalf so long as Mr. Laezza executed the Company’s standard form of release and waiver. Under the terms of the Laezza Employment Agreement, Mr. Laezza was also eligible to receive, at the discretion of the compensation committee of our Board of Directors, based on meeting certain corporate and personal goals, an annual incentive bonus with a target of 40% of his base salary.

On January 13, 2013, Mr. Laezza resigned from his position as the Company’s Chief Executive Officer and entered into a Separation Agreement and General Release with the Company (the “Laezza Separation Agreement”). Under the terms of the Laezza Separation Agreement, Mr. Laezza received, subject to certain conditions, full vesting of 113,334 shares of restricted Common Stock and an additional 13,500 shares of Common Stock, in exchange for forfeiture of options to purchase 145,000 shares of Common Stock, to which he would have otherwise be entitled. Pursuant to the Laezza Separation Agreement, as amended, Mr. Laezza also received in 2013 (i) severance payments of $141,625 equal to six months of his annual base salary of $283,250 (“Initial Severance”); (ii) an additional severance payment of $35,000 following the completion of the Initial Severance payments; (iii) payment of COBRA until December 31, 2013; (iv) a single one-time payment of $10,000 paid to Mr. Laezza on March 31, 2013 in consideration of his covenant not to compete; and (v) all due and accrued wages plus 12 days of unused paid-time-off.

Steven Peri Employment Agreement. On August 15, 2012, the Company entered into an employment agreement with Steven B. Peri (the “Peri Employment Agreement”) in connection with his appointment as the Company’s Executive Vice President, General Counsel and Secretary, effective as of September 4, 2012. On September 13, 2013, Mr. Peri entered into a separation agreement with the Company pursuant to which his employment was terminated effective September 15, 2013. Pursuant to the Peri Employment Agreement, Mr. Peri received an annual base salary of $250,000. Mr. Peri was also eligible for annual incentive compensation of up to 40% of his base salary at the discretion of the compensation committee of the Board based on meeting certain corporate and personal goals. Mr. Peri was guaranteed 50% of his annual incentive compensation for the first twelve months of his employment.

As part of the Peri Employment Agreement, the Company issued to Mr. Peri, pursuant to the 2007 Plan, (i) 150,000 shares of restricted Common Stock and (ii) an option to purchase 100,000 shares of Common Stock. The options had an exercise price of $3.02 for 50,000 of the options and $3.47 for the remaining 50,000 options; provided, however, that each exercise price was subject to adjustment, upon issuance of the options, to be the greater of (i) $3.02 and $3.47, respectively, and (ii) the product of 1.0 and 1.15, respectively, of the fair market value. Following Mr. Peri’s separation from the Company, Mr. Peri forfeited the restricted shares of Common Stock and the option referenced above. In connection with the separation agreement with Mr. Peri, Mr. Peri was entitled to (A) severance compensation of $125,000 equal to six months of base salary; (B) payment of COBRA costs by the Company less the employee contribution portion, if any, for six months; and (C) a $33,334 bonus payment.

Outstanding Equity Awards at Fiscal Year-End

The table set forth below presents the number and values of exercisable and unexercisable options and unvested shares of restricted Common Stock held by the Named Executive Officers at December 31, 2013:

	Option Awards					Stock Awards
Name	Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Peter Holst	—	875,000	(4)	$1.98	1/13/2023	100,000	(4)	138,000
David Clark	—	100,000	(5)	$1.51	3/25/2024	100,000	(5)	138,000
Scott Zumbahlen	—	—		$—		—		—
Joseph Laezza(2)	—	—		$—		—		—
Steven Peri(3)	—	—		$—		—		—

(1)	The market value of the stock awards is based on the $1.38 closing price of our Common Stock on December 31, 2013.

(2)	Mr. Laezza resigned from the Company on January 11, 2013.

(3)	Mr. Peri departed the Company on September 15, 2013.

(4)
Represents the unvested portion of an award that was granted on January 13, 2013. Twenty-five percent of the award vested on the anniversary of the grant date, with the remainder vesting in equal monthly installments for 36 months thereafter.

(5)
Represents the unvested portion of an award that was granted on March 25, 2013. Twenty-five percent of the award vested on the anniversary of the grant date, with the remainder of each vesting in equal monthly installments for 36 months thereafter.

Potential Payments to Named Executive Officers upon Termination or Change-in-Control

This section summarizes potential payments to our Named Executive Officers upon the occurrence of certain termination triggering events as of December 31, 2013. For the purposes of this discussion, set forth below are the standard definitions for the various types of termination, although exact definitions may vary by agreement and by person.

In accordance with the terms of the 2007 Plan, upon a Change in Control or Corporate Transaction, as each such term is defined in the 2007 Plan, all shares of restricted stock and all unvested options immediately vest. No Named Executive Officer is entitled to a payment in connection with Voluntary Resignation, retirement, disability or a Termination for Cause.

“Voluntary Resignation” means the resignation initiated by the executive officer.

“Resignation for Good Reason” means if the executive officer resigns because: (i) there has been a diminution in his base salary; (ii) the executive officer is required to be based in an office that is more than a certain distance (e.g., 50 or 75 miles) from the current location of the office; (iii) the executive officer is assigned duties that are materially inconsistent with his current position; or (iv) there is a material diminution of his status, office, title, responsibility, or reporting requirements.

“Termination For Cause” means a termination of executive officer’s employment by the Company because, in the judgment of the Company: (i) the executive officer willfully engaged in any act or omission which is in bad faith and to the detriment of the Company; (ii) the executive officer exhibited unfitness for service, dishonesty, habitual neglect, persistent and serious deficiencies in performance, or gross incompetence, which conduct is not cured within fifteen (15) days after receipt by the executive officer of written notice of the conduct; (iii) the executive officer is convicted of a crime; or (iv) the executive officer refused or failed to act on any reasonable and lawful directive or order from the executive officer’s superior or the Board.

“Termination Without Cause” means a termination for a reason other than Termination For Cause, as defined above.

“Benefits upon a Change in Control or Corporate Transaction” means the benefit the named executive will receive upon a Change in Control or Corporate Transaction, as each such term is defined in the executive officer’s employment contract and restricted stock award agreement.

Under the terms of the Holst Employment Agreement, if the Company terminates Mr. Holst’s employment without just cause or Mr. Host resigns with good reason, or upon a Change in Control or Corporate Transaction, as such terms are defined in the 2007 Plan, Mr. Holst will be entitled to receive, subject to certain conditions, (i) any base salary and annual bonus earned but unpaid prior to the date of the termination; (ii) severance payments equal to six months of his annual base salary; (iii) 50% of the annual bonus paid to Mr. Holst for the most recent calendar year prior to the date of termination; and (iv) payment of COBRA costs by the Company for 12 months.

Under the terms of the Clark Employment Agreement, if the Company terminates Mr. Clark’s employment without just cause or Mr. Clark resigns with good reason, Mr. Clark will be entitled to receive, subject to certain conditions, (i) any base salary and annual bonus earned but unpaid prior to the date of termination; (ii) severance payments equal to three months of his annual base salary; and (iii) payment of COBRA costs by the Company less the employee contribution portion, if any, for three months. Notwithstanding the foregoing, upon a Change in Control or Corporate Transaction, as such terms are defined in the 2007 Plan, the severance payments representing a portion of his annual base salary will increase to six months of his annual base salary plus the pro-rated portion of Mr. Clark’s annual target bonus and the Company will pay his COBRA costs for six months.

Internal Revenue Code Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million per year paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based.

DIRECTOR COMPENSATION

Our director compensation policy in effect in 2013 (the “Director Policy”) provided that directors who are not our executive officers or employees were entitled to receive:  (i) a one-time grant of 50,000 options to purchase shares of Common Stock upon appointment as a new director; (ii) an annual fee of $25,000 (the “Annual Fee”); and (iii) an annual grant of 25,000 options to purchase shares of Common Stock. The Director Policy was amended in early 2014 and currently provides that directors who are not our executive officers or employees are entitled to receive:  (i) restricted stock with a value of $40,000 pro rated for the period of service from the director's date of appointment to the Board until the next annual meeting of stockholders; (ii) an annual fee of $25,000 (the “Annual Fee”); and (iii) an annual grant of restricted stock with a value of $40,000. The Annual Fee is payable in equal quarterly installments on the first business day following the end of the calendar quarter, in cash or shares of restricted Common Stock, as chosen by the director on an annual basis on or before December 31 of the applicable fiscal year. The annual grants to directors are to be made as of the date of the annual meeting of the Company’s stockholders. The Director Policy also provides that the chairperson of the Board of Directors, if any, will receive an additional cash payment of $20,000 per year, the chairperson of the Company’s audit committee will receive an additional cash payment of $10,000 per year, the chairperson of the Company’s compensation committee, if any, will receive an additional cash payment of $5,000 per year, and each non-chair member of any committee will receive an additional cash payment of $3,000 per year, in each case payable in equal quarterly installments in arrears.

The following table represents compensation paid, accrued or granted to our non-employee directors during the year ended December 31, 2013. All compensation paid, accrued or granted to Peter Holst, our Chief Executive Officer and President, during the year ended December 31, 2013 is included in the Summary Compensation Table under “Executive Compensation” above.

Name	Fees Earned or Paid in Cash	Stock Awards(1)		Option Awards(2)	All Other Compensation		Total
Kenneth Archer	$34,000	$—		$16,875	$—		$50,875
Grant Dawson	36,000	—		16,875	—		52,875
Jon DeLuca	—	45,000	(3)	16,875	150,000	(4)	211,875
James S. Lusk	41,000	—		16,875	—		57,875

(1)
These amounts represent the aggregate grant date fair value for stock awards granted to each director in 2013 computed in accordance with FASB ASC Topic 718. Please See Note 12 of the Notes to Consolidated Financial Statements contained in our 2013 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

(2)
These amounts represent the aggregate grant date fair value for option awards granted to each director in 2013 computed in accordance with FASB ASC Topic 718. Please See Note 12 of the Notes to Consolidated Financial Statements contained in our 2013 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

(3)	Mr. DeLuca elected to receive his Board fees in the form of restricted stock in accordance with the Director Policy.

(4)
Mr. DeLuca received fees of $150,000 during 2013 under his consulting agreement with the Company. The consulting agreement was terminated on April 4, 2014 in connection with Mr. DeLuca's resignation as a director of the Company.

As of December 31, 2013, the aggregate number of outstanding options and unvested shares of restricted stock for each non-employee director identified above is set forth below.

Name	Options	Restricted Stock
Kenneth Archer	100,000	—
Grant Dawson	100,000	—
Jon DeLuca	100,000	59,785
James S. Lusk	110,625	—

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning our equity compensation plans as of December 31, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,792,141	$2.21	177,556
Equity compensation plans not approved by security holders	—	$—	—
Total	1,792,141	$2.21	177,556

Summary Description of the Company’s Non-Stockholder Approved Equity Compensation Plans

On April 6, 2010, the Company made an issuance of 150,000 restricted shares of the Common Stock outside the scope of the 2007 Plan to certain members of management. The shares of restricted Common Stock vest upon a Change in Control (as defined in the 2007 Plan).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is composed of three members. Each member is a director who meets the current independence standards under the applicable SEC and NYSE MKT rules. The audit committee operates under a written audit committee charter. As described more fully in its charter, the purpose of the audit committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. Management is responsible for: the preparation, presentation and integrity of Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. EisnerAmper LLP (“EisnerAmper”), our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United

States). In accordance with applicable law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The audit committee members need not be professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and EisnerAmper, nor can the audit committee certify that EisnerAmper is “independent” under applicable rules. The audit committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and EisnerAmper on the basis of the information it receives, discussions with management and EisnerAmper, and the experience of the audit committee’s members in business, financial and accounting matters. Two members of the audit committee have been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Stockholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the Board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the Board.

In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees received through established procedures, of concerns regarding questionable accounting or auditing matters. Among other matters, the audit committee monitors the activities and performance of EisnerAmper, including the audit scope, external audit fees, independence matters and the extent to which the firm may be retained to perform non-audit services.

In accordance with audit committee policy and applicable legal requirements, all services to be provided by EisnerAmper are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly-traded company from obtaining certain non-audit services from EisnerAmper. We obtain these services from other service providers as needed.

The audit committee has reviewed our audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee has discussed with EisnerAmper the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Pubic Company Accounting Oversight Board in Rule 3200T. These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

The audit committee has received the written disclosures and the letter from EisnerAmper required by applicable requirements of the Pubic Company Accounting Oversight Board regarding the EisnerAmper’s communications with the audit committee concerning independence, and the audit committee has discussed with EisnerAmper its independence from management and the Company. The audit committee has also considered the compatibility of non-audit services with EisnerAmper’s independence.

Based on the audit committee’s review and discussions described in this report, the audit committee recommended to the Board of Directors that our audited consolidated financial statements for the year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,
James S. Lusk, Chairman Kenneth Archer Patrick J. Lombardi

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for the year ended December 31, 2013, all statements of beneficial ownership required to be filed with the SEC were filed on a timely basis.

TRANSACTIONS WITH RELATED PERSONS

The Company provides video collaboration services (the “Video Services”) to ABM Industries, Inc. ("ABM"). James S. Lusk, who serves as a member of our Board of Directors, is an officer of ABM. Video Services revenue from ABM for the years ended December 31, 2013 and 2012 were $136,000 and $210,000, respectively.

The Company received general corporate strategy and management consulting services under a Consulting Agreement entered into on September 1, 2010 from Jon A. DeLuca (the “Consulting Agreement”), who until April 4, 2014 served as a member of our Board of Directors. The Consulting Agreement was a month-to-month engagement pursuant to which the Company paid Mr. DeLuca $12,500 per month, plus any pre-authorized expenses incurred in providing services. Consulting fees pursuant to the Consulting Agreement for the years ended December 31, 2013 and 2012 were $150,000 and $150,000, respectively. The Consulting Agreement was terminated on April 4, 2014 in connection with Mr. DeLuca’s resignation as a director of the Company.

The Company received financial advisory services from Burnham Hill Partners, LLC (“BHP”) under certain engagement agreements. In October 2013, the Company terminated all such engagement agreements with BHP. Jason Adelman, a principal of BHP, is a greater than 5% stockholder of the Company. In October 2012, the Company issued 100,000 shares of unregistered Common Stock and paid $250,000 in cash to BHP in consideration of services rendered. The cash and stock was divided equally between financing costs and acquisition costs. In connection with the termination of the agreements with BHP referenced above and to settle amounts due to BHP for financial advisory services, the Company agreed to pay BHP $100,000 and issue 100,000 of shares of Common Stock to BHP. The shares were valued at $135,000 using the October 15, 2013 stock price of $1.35. Other financial advisory fees paid to BHP for the years ended December 31, 2013 and 2012, were $96,000 and $143,000, respectively. As of December 31, 2013, there were no accounts payable to BHP.

Pursuant to a Sales Partner Agreement between the Company and Nancy K. Holst (the “Sales Partner Agreement”), Ms. Holst was entitled to certain sales commissions. Ms. Holst is the wife of Peter Holst, the Company’s President and Chief Executive Officer. For the years ended December 31, 2013 and 2012, Ms. Holst earned $21,000 and $15,000, respectively, in sales commissions under the Sales Partner Agreement. The Company terminated the Sales Partner Agreement with Ms. Holst effective December 31, 2013.

In August 2013, GP Investment Holdings, LLC (“GPI”) purchased 8,942,805 shares of the Company’s Common Stock and 95 shares of the Company’s Series B-1 Preferred Stock from Vicis Capital Master Fund in a private transaction. Following this transaction, the Company then issued 6,333,333 shares of Common Stock to GPI in exchange for the conversion of 95 shares of the Company’s Series B-1 preferred stock that GPI purchased. As of December 31, 2013, GPI owned 15,276,138 shares, or 43%, of the Company’s Common Stock. GPI is an investment vehicle affiliated with Main Street Capital Corporation (“MSCC”), our debt lender and the Pessin family. Pursuant to a registration rights agreement between us and GPI, we filed a registration statement covering 6,333,333 shares of Common Stock with the SEC on November 6, 2013, which was declared effective on November 14, 2013.

On April 4, 2014, the Company entered into a letter agreement (the “Letter Agreement”) with GPI, MSCC and Brian Pessin, Sandra Pessin and Norman Pessin (collectively, the “Investor Group”). Pursuant to the terms of the Agreement, among other things, the Company’s Board of Directors appointed James H. Cohen and Patrick J. Lombardi (together, the “New Directors”) as members of the Board of Directors to fill the vacancies resulting from the resignations of Jon A. DeLuca and Grant Dawson (together, the “Resigning Directors”) as directors of the Company, the Company agreed to nominate, recommend and support the New Directors as two of five total nominees (the “Company Slate”) to stand for election as directors of the Company at the Annual Meeting and the Company agreed to reimburse certain fees and expenses incurred by the Investor Group in connection with matters related to the Annual Meeting and the negotiation and execution of the Letter Agreement. In addition, pursuant to the terms of the Agreement, the Investor Group agreed to vote for the election of the Company Slate at the Annual Meeting and abide by certain standstill obligations through the conclusion of the Annual Meeting.

Transactions with related parties, including the transactions referred to above, are reviewed and approved by independent members of the Board of Directors of the Company, excluding any Board members that would have an interest in the transaction.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee, composed entirely of independent, non-employee members of the Board of Directors, has appointed the firm of EisnerAmper LLP (“EisnerAmper”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2014 and is asking the stockholders for ratification of the appointment.  If the stockholders do not approve the selection of EisnerAmper, the audit committee will reconsider the appointment, but may conclude that it is in the best interests of the Company to retain EisnerAmper for the current fiscal year. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company.

As our independent registered public accounting firm, EisnerAmper would audit our consolidated financial statements for the fiscal year ending December 31, 2014, review the related interim quarters, and perform audit-related services and consultation in connection with various accounting and financial reporting matters. EisnerAmper may also perform certain non-audit services for our Company. The audit committee has determined that the provision of the services provided by EisnerAmper as set forth herein are compatible with maintaining EisnerAmper’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant SEC rules.

EisnerAmper will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

Audit Fees

EisnerAmper, our principal accountant, billed us approximately $290,000 for professional services for the audit of our annual consolidated financial statements for the 2013 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2013 fiscal year. EisnerAmper billed us approximately $265,000 for professional services for the audit of our annual consolidated financial statements for the 2012 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2012 fiscal year.

Audit-Related Fees

In connection with our acquisition of Affinity and the preparation of pro forma financial statements, EisnerAmper billed us $30,000 during fiscal year 2012. No such fees were billed during fiscal year 2013 related to the Affinity acquisition and related items.

Tax Fees

EisnerAmper did not bill us in the 2013 or 2012 fiscal years for any professional services rendered for tax compliance, tax advice or tax planning.

All Other Fees

EisnerAmper did not bill us in the 2013 or 2012 fiscal years for any other products or services other than the audit and audit-related fees described above.

Audit Committee Pre-Approval Policy

The audit committee is required to pre-approve the engagement of EisnerAmper to perform audit and other services for the Company. Our procedures for the pre-approval by the audit committee of all services provided by EisnerAmper comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the audit committee. The audit committee also has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper. In accordance with audit committee policy and the requirements of law, all services provided by EisnerAmper in the 2013 and 2012 fiscal years were pre-approved by the audit committee and all services to be provided by EisnerAmper will be pre-approved. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.

Board Recommendation

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

PROPOSAL NO. 3

APPROVAL OF THE GLOWPOINT, INC. 2014 EQUITY INCENTIVE PLAN

Description of Our 2014 Equity Incentive Plan

On April 22, 2014, our Board of Directors adopted the Glowpoint, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), an omnibus equity incentive plan pursuant to which the Company may grant equity and cash incentive awards to certain key service providers of the Company and its subsidiaries. Our Board of Directors believes the 2014 Plan is advisable in order to promote the success of the Company and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees and other eligible persons. Accordingly, the Board voted unanimously to adopt the 2014 Plan.

Following stockholder approval of the 2014 Plan, the Company plans to terminate the 2007 Plan. Any outstanding equity awards under the 2007 Plan would remain outstanding upon termination of the 2007 Plan; however, all new equity awards would be issued under the 2014 Plan. As of April 24, 2014, 339,005 shares of Common Stock remained available for issuance under the 2007 Plan.

Set forth below is a summary of the 2014 Plan, but this summary is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is included as Appendix A to this Proxy Statement.

Shares Available

The 2014 Plan authorizes 4,400,000 shares of our Common Stock, all of which are available for issuance pursuant to “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or as other type of awards. The Administrator (as defined below) may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with the 2014 Plan. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. To the extent that an award under the 2014 Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number of shares underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the 2014 Plan and will be deemed to remain or to become available under the 2014 Plan. Shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award shall be deemed to have been issued under the 2014 Plan and will reduce the number of shares remaining available for issuance under the 2014 Plan. The foregoing adjustments to the share limit of the 2014 Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Code.

The number of shares available for issuance under the 2014 Plan (as well as the number of shares that may be issued as ISOs, and the share limitations set forth below under the heading “Performance Based Compensation”) are subject to proportionate adjustment by the Administrator in the event of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, or upon any merger, arrangement, combination, consolidation, or other reorganization, or upon any spin-off, split-up or similar extraordinary dividend distribution in respect of the Common Stock, or upon any exchange of Common Stock or other securities of the Company, or upon any similar unusual or extraordinary corporate transaction in respect of the Common Stock.

As of April 22, 2014, the closing price per share of our Common Stock on the NYSE MKT was $1.59 per share and our total market capitalization was approximately $56,523,141.

Administration

The 2014 Plan will be administered by our Board of Directors or by one or more committees of directors appointed by the Board (the “Administrator”). The Board may delegate different levels of authority to different committees with administrative and grant authority under the 2014 Plan. Any committee delegated administrative authority under the 2014 Plan may further delegate its authority under the Plan to another committee of directors, and any such delegate shall be deemed to be an Administrator of the 2014 Plan. Any Administrator may also, within its administrative authority under the 2014 Plan and in accordance with applicable law, delegate to one or more officers of the Company the ability to make awards to Eligible Persons (as defined below) under the 2014 Plan. It is anticipated that the Administrator (either generally or with respect to specific transactions) will be constituted so as to comply, as necessary or desirable, with the requirements of Section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

Eligibility

Awards may be granted pursuant to the 2014 Plan only to persons who are eligible persons.  Under the 2014 Plan, “eligible person” means any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its subsidiaries; (b) a director of the Company or one of its subsidiaries; or (c) an individual consultant who renders bona fide services to the Company or one of its subsidiaries; provided, however, that ISOs may be granted only to employees. As of April 22, 2014, the approximate number of Eligible Persons under the 2014 Plan included 136 officers or employees of the Company or one of its subsidiaries and four non-employee directors of the Company.

Awards

The 2014 Plan permits the grant of: (a) stock options, which may be intended as ISOs or as nonqualified stock options (options not meeting the requirements to qualify as ISOs); (b) stock appreciation rights (“SARs”); (c) restricted shares; (d) restricted stock units; (e) cash awards; or (f) other awards, including: (i) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (ii) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

Option and SAR Awards.     Option and SAR awards granted under the 2014 Plan must have an exercise price or base price of no less than 100% of the fair market value of the Common Stock on the date of grant (or 110% of the fair market value on the date of grant, in the case of ISOs granted to certain ten percent stockholders of the Company). Options and SAR awards shall become exercisable upon such conditions (which may include the passage of time or the attainment of certain performance criteria) as the Administrator may establish in its sole discretion. The exercise price of any option shall be paid in cash or by any of the methods set forth below under the heading “Consideration for Awards.” Option and SAR awards are exercisable for a period established by the Administrator, which in no event shall exceed ten years from the date of grant (five years in the case of ISOs granted to certain ten percent stockholders of the Company). If the Administrator does not specify otherwise in an award agreement, upon termination of a participant’s employment or other service to the Company, option and SAR awards shall expire (1) three months after the last day that the participant is employed by or provides services to the Company or any subsidiary (provided; however, that in the event of the participant’s death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a participant whose termination of employment or services is due to death or disability (as defined in the applicable award agreement), 12 months after the last day that the participant is employed by or provides services to the Company or its subsidiary; and (3) immediately upon a participant’s termination for “cause.”

Performance Based Compensation

The 2014 Plan provides for the grant of certain awards, the vesting or payment of which may be contingent on the satisfaction of certain performance criteria. Such performance-based awards are designed to be exempt from the limitations of Section 162(m) of the Code, as described below under “Certain Federal Tax Consequences.” The maximum aggregate number of shares that may be issued to any single participant pursuant to options and SARs during the term of the 2014 Plan shall not exceed 4,400,000 shares of Common Stock. The maximum aggregate number of shares that may be delivered pursuant to other performance‑based equity awards granted during the 162(m) Term (as defined below) may not exceed 4,400,000 shares of Common Stock, and the maximum amount of cash compensation payable pursuant to performance-based cash awards granted during the 162(m) Term (as defined below) may not exceed $10,000,000. The 162(m) Term is the period beginning on the effective date of the 2014 Plan and ending on the date of the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders first approve this 2014 Plan (the “162(m) Term”).

The 2014 Plan includes the following performance criteria that may be used by the Administrator when granting performance-based awards: (1) total stockholder return; (2) net revenues; (3) return on total stockholders’ equity; (4) earnings per share of Common Stock; (5) increase in the trading price per share of Common Stock; (6) net income (before or after taxes); (7) return on assets; (8) return on investment; (9) return on capital; (10) economic value added; (11) operating budget or margin; (12) contribution margin; (13) earnings from continuing operations; (14) earnings before all or any interest, taxes, depreciation, amortization and/or other expense (“EBIT”, “EBITA”, “EBITDA” or “EBITDAX”); (15) net income (loss) before depreciation, amortization, interest and other expense, net, taxes, severance, acquisition costs, stock-based compensation and asset impairment charges (“Adjusted EBITDA”); (16) net operating income; (17) cash flow; (18) revenue; (19) economic value added; (20) debt reduction; (21) market share; (22) third-party capital sourcing; (23) acquisition cost efficiency; (24) overhead costs; (25) general and administration expense; (26) personal management objectives; (27) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period; (28) such other criteria as the stockholders of the Company may approve; in each case as applicable, as determined in accordance with generally accepted accounting principles; and (29) any combination of the foregoing.

Fair Market Value

Under the 2014 Plan, “fair market value” means the closing sales price per share of Common Stock on the U.S. national securities exchange or over-the-counter market on which such stock is principally traded on the date of the grant of such award. If the Common Stock is no longer listed on any national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator in good faith and, to the extent necessary, in accordance with the requirements of Section 409A of the Code.

Consideration for Awards

The purchase price for any award granted under the 2014 Plan or the Common Stock to be delivered pursuant to any such award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Company, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned and fully vested shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Company (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option are valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price for the shares and any related withholding obligations and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company.

Change in Control

Upon a change in control, each then-outstanding option and SAR shall automatically become fully vested, all restricted shares then outstanding shall automatically fully vest free of restrictions, and each other award granted under the 2014 Plan that is then outstanding shall automatically become vested in full (assuming all performance targets have been achieved at 100% of target) and payable to the holder of such award unless the Administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the change in control. Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a change in control (or upon any other event or other circumstance related to the change in control, such as an involuntary termination of employment occurring after such change in control, as the Administrator may determine), irrespective of whether such any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the change in control.

For purposes of the 2014 Plan, a “change in control” will be deemed to have occurred if:

(i)    any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing 50% or more of the total voting power represented by the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below;

(ii)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of the 2014 Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a two-thirds of the directors then still in office who either were directors on the effective date of the 2014 Plan or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)    there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (1) a change in control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the Company's voting securities immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (2) no compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a change in control unless the change in control qualifies as a change in ownership or effective control of the Company within the meaning of Section 409A of the Code.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of awards under the 2014 Plan is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of individual awards may vary depending upon the particular circumstances applicable to any individual participant.

Nonqualified Stock Options. The grant of a nonqualified stock option under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Stock Options. The grant of an ISO under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The “spread” under an ISO -i.e., the difference between the fair market value of the shares at exercise and the exercise price-is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock. Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss treatment depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) Election. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued. The Company is entitled to a deduction equal to the amount of income taken into account as a result of the Section 83(b) Election, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

To the extent unrestricted dividends are paid while the restrictions on the stock are in effect, any such dividends will be taxable to the participant as ordinary income (and will be treated as additional wages for federal income and employment tax withholding purposes, if the recipient is an employee) and will be deductible by the Company (subject to possible limitations imposed by the Code, including Section 162(m) thereof), unless the participant has made a Section 83(b) Election, in which case the dividends will be taxed at dividend rates and will not be deductible by the Company.

Other Awards. Other awards (such as restricted stock units) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Code Section 409A. Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the 2014 Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the 2014 Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

Section 162(m) of the Internal Revenue Code. Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” A “covered employee” is the Company’s chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer. An exception to this rule applies to “qualified performance based compensation,” which generally includes stock options and stock appreciation rights granted under a stockholder approved plan, and other forms of equity incentives, the vesting or payment of which is contingent upon the satisfaction of certain stockholder approved performance goals. The Company intends that the 2014 Plan allow for the grant of options and stock appreciation rights that may be treated as “qualified performance based compensation” that is exempt from the limitations of Code Section 162(m), and for the grant of other performance-based awards that may be treated as “qualified performance based compensation,” but it makes no assurance that either such type of award will be granted, or if granted, will be so treated.

New Plan Benefits

No awards have been granted under the 2014 Plan. If the 2014 Plan is approved, all awards will be granted at the discretion of the Administrator. Accordingly, future benefits, as well as benefits that would have been received in prior years had the 2014 Plan been in effect, are not determinable.

Board Recommendation

The Board of Directors unanimously adopted the 2014 Plan and recommends that stockholders vote FOR the approval of the 2014 Plan.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN MATTERS TO BE ACTED UPON

Members of our Board of Directors and executive officers of the Company are eligible to receive grants under the terms of the 2014 Plan. Accordingly, our directors and the executive officers have a substantial interest in the proposal to approve the 2014 Plan.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics is posted on our website at www.glowpoint.com/investor-relations and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the national securities exchange on which the Company trades.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Any stockholder who intends to present a proposal (other than for director nominations) for inclusion in our proxy materials for the Company’s 2015 annual meeting of stockholders must deliver the proposal to the Corporate Secretary of Glowpoint, Inc. at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, no later than December 30, 2014.

In addition, our by-laws provide that, in order for a stockholder to timely propose business for consideration at our next annual meeting of stockholders or nominate a person for election to our Board of Directors at our next annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary at our principal executive offices between February 27, 2015, which is 90 days prior to the anniversary of our 2014 annual meeting of stockholders, and March 29, 2015, which is 60 days prior to such anniversary. In the event that our next annual meeting of stockholders is called for a date that is not within 30 days before or after May 28, 2015, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of our next annual meeting of stockholders is mailed or public disclosure of our next annual meeting of stockholders is made, whichever occurs first.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The SEC previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

•
Stockholders whose shares are registered in their own name should contact our transfer agent, American Stock Transfer & Trust Company, and inform them of their request by calling them at (800) 937-5449 or writing them at 121 Moonachie Avenue, Moonachie, NJ 07074.

•
Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

OTHER MATTERS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, the persons named in the enclosed proxy will have the discretion to vote such matters in accordance with their judgment.

Appendix A

GLOWPOINT, INC.
2014 EQUITY INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this 2014 Equity Incentive Plan (this “Plan”) of Glowpoint, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees and other eligible persons through the grant of equity awards.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation, or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157 of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the by-laws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance‑based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange rules or regulations, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange rules or regulations). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

- A 1 -

(a)    determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive awards under this Plan;

(b)    grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)    approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)    construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)    cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)    accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)    adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 8.6 and the applicable requirements of Code Section 162(m) and treasury regulations thereunder with respect to awards that are intended to satisfy the requirements for performance‑based compensation under Code Section 162(m), and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by the stockholders of the Corporation) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any stock option or stock appreciation right or other award granted under this Plan, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A of the Code;

(h)    determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)    determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution, acceleration or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)    acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k)    determine the Fair Market Value (as defined in Section 5.6) of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law and the Corporation’s certificate of incorporation and by-laws, as the same may be amended from time to time.

- A 2 -

3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5 Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Corporation as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock available for issuance under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation, par value $0.0001 per share, and such other securities or property as may become the subject of awards under this Plan pursuant to an adjustment made under Section 7.1.

4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan is 4,400,000 shares of Common Stock (the “Share Limit”).

The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1 and Section 8.10.

4.3 Awards Settled in Cash, Reissue of Awards and Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number of shares underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Corporation will not be deemed to have been delivered under the Plan and will be deemed to remain or to become available under this Plan. Shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan. The foregoing adjustments to the Share Limit of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4 Reservation of Shares; No Fractional Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

5.	AWARDS

5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant

- A 3 -

in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement (the “base price”). The maximum term of a SAR shall be ten (10) years.

5.1.4 Restricted Shares.

(a)    Restrictions. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a stockholder of the Corporation, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

(b)    Certificates for Shares. Restricted shares granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing restricted stock are registered in the name of the participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock, that the Corporation retain physical possession of the certificates, and that the participant deliver a stock power to the Corporation, endorsed in blank, relating to the restricted stock. The Administrator may require that restricted shares are held in escrow until all restrictions lapse.

(c)    Dividends and Splits. As a condition to the grant of an award of restricted stock, subject to applicable law, the Administrator may require or permit a participant to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under this Plan or held in escrow by the Corporation unless and until the related shares of restricted stock become vested. Unless otherwise determined by the Administrator, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed.

5.1.5    Restricted Stock Units.

(a)    Grant of Restricted Stock Units. A restricted stock unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. The vesting or payment of an award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.

- A 4 -

(b)    Dividend Equivalent Accounts. If (and only if) required by the applicable award agreement, prior to the expiration of the applicable vesting period of an RSU, the Administrator pays dividend equivalent rights with respect to RSUs, the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall rights to be paid the amounts or other property credited to such account upon vesting of the RSU.

(c)    Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a stockholder of the Corporation with respect to such RSUs until such time as shares of Common Stock are issued to the participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Corporation will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.1.6    Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary awards, awards based on objective or subjective performance criteria, awards subject to other vesting criteria or awards granted consistent with Section 5.2 below).  Cash awards shall be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

5.1.7 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1 and in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

5.2 Section 162(m) Performance‑Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1.4 through 5.1.7 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance‑based compensation” within the meaning of Section 162(m) of the Code (“Performance‑Based Awards”). The grant, vesting, exercisability or payment of Performance‑Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation’s Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Qualifying Option or Qualifying SAR shall be subject to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance‑based compensation” under Section 162(m) of the Code. Any other Performance‑Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance‑Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance‑Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance‑based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance‑Based Awards (other than Qualifying Options and Qualifying SARs) shall be based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”) from the following: (1) total stockholder return; (2) net revenues; (3) return on total stockholders’ equity; (4) earnings per share of Common Stock; (5) increase in the trading price per share of Common Stock; (6) net income (before or after taxes); (7) return on assets; (8) return on investment; (9) return on capital; (10) economic value added; (11) operating budget or margin; (12) contribution margin; (13) earnings from continuing operations; (14) earnings before all or any interest, taxes, depreciation, amortization and/or other expense (“EBIT”,

- A 5 -

“EBITA”, “EBITDA” or “EBITDAX”); (15) net income (loss) before depreciation, amortization, interest and other expense, net, taxes, severance, acquisition costs, stock-based compensation and asset impairment charges (“Adjusted EBITDA”); (16) net operating income; (17) cash flow; (18) revenue; (19) economic value added; (20) debt reduction; (21) market share; (22) third-party capital sourcing; (23) acquisition cost efficiency; (24) overhead costs; (25) general and administration expense; (26) personal management objectives; (27) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period; (28) such other criteria as the stockholders of the Corporation may approve; in each case as applicable, as determined in accordance with generally accepted accounting principles; and (29) any combination of the foregoing. To qualify awards as performance‑based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets; provided that the Administrator may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance‑based compensation” under Section 162(m) of Code. The applicable performance measurement period may not be less than 3 months nor more than 10 years.

5.2.3 Form of Payment. Grants or awards intended to qualify under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.

5.2.4 Certification of Payment. Before any Performance‑Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance‑based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance‑Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance‑based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan (the “162(m) Term”).

5.2.7    Compensation Limitations. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person during the term of this Plan pursuant to Qualifying Options and Qualifying SARs may not exceed 4,400,000 shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person pursuant to Performance-Based Awards granted during the 162(m) Term (other than cash awards granted pursuant to Section 5.1.6 and Qualifying Options or Qualifying SARs) may not exceed 4,400,000 shares of Common Stock. The maximum amount that may be paid to any Eligible Person pursuant to Performance-Based Awards granted pursuant to Sections 5.1.6 (cash awards) during the 162(m) Term may not exceed $10,000,000.

5.3 Award Agreements. Each award shall be evidenced by a written or electronic award agreement in the form approved by the Administrator and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation (electronically or otherwise). The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares

- A 6 -

of Common Stock or the settlement of cash awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.5 Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award by any method other than cash payment to the Corporation.

5.6 Definition of Fair Market Value. For purposes of this Plan “Fair Market Value” of a share of Common Stock, as of a date of determination, shall mean (i) the closing sales price per share of Common Stock on the U.S. national securities exchange or over-the-counter market on which such stock is principally traded on the date of the grant of such award or (ii) if the shares of Common Stock are not then listed on any national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as reasonably determined by the Administrator in good faith and, to the extent necessary, in accordance with the requirements of Code Section 409A.

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)    transfers to the Corporation,

- A 7 -

(b)    the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)    subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)    subject to any applicable limitations on ISOs, if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)    the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1 Termination of Employment.

6.1.1    Administrator Determination. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award agreement otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.1.2    Stock Options and SARs. For awards of stock options or SARs, unless the award agreement provides otherwise, the exercise period of such options or SARs shall expire: (1) three months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary (provided; however, that in the event of the participant’s death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a participant whose termination of employment is due to death or disability (as defined in the applicable award agreement), 12 months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary; and (3) immediately upon a participant’s termination for “cause.” The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a participant’s termination is for “cause.”

The term “cause” shall have the meaning assigned to such term in any individual employment or severance agreement or award agreement with the participant or, if no such agreement exists or if such agreement does not define “cause,” cause shall mean (i) participant’s act(s) of gross negligence or willful misconduct in the course of participant’s employment by the Corporation or any of its Subsidiaries that is or could reasonably be expected to be materially injurious to the Corporation or any of its Subsidiaries, (ii) willful failure or refusal by participant to perform in any material respect his or her duties or responsibilities, (iii) misappropriation by participant of any assets of the Corporation or any of its Subsidiaries, (iv) embezzlement or fraud committed by participant, or at his or her direction, and (v) participant’s conviction of, or pleading “guilty” or “ no contest” to a felony under United States state or federal law.

6.1.3    Restricted Stock and RSUs. For awards of restricted shares, unless the award agreement provides otherwise, restricted shares that are subject to restrictions at the time that a participant whose employment or service is terminated shall be forfeited and reacquired by the Corporation; provided that, the Administrator may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of restricted shares. Similar rules shall apply in respect of RSUs.

- A 8 -

6.2 Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary of the Corporation that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.    ADJUSTMENTS; ACCELERATION

7.1    Adjustments. Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”), (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property), or (d) any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the Share Limit), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, and (5) the 162(m) compensation limitations set forth in Section 5.2.7 and (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards (provided that no adjustment shall be allowed to the extent inconsistent with the requirements of Code section 162(m)). Any adjustment made pursuant to this Section 7.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

7.2    Change in Control. Upon a Change in Control, each then-outstanding option and SAR shall automatically become fully vested, all restricted shares then outstanding shall automatically fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall automatically become vested in full (assuming all performance targets have been achieved at 100% of target) and payable to the holder of such award unless the Administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the Change in Control. Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a Change in Control (or upon any other event or other circumstance related to the Change in Control, such as an involuntary termination of employment occurring after such Change in Control, as the Administrator may determine), irrespective of whether any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the Change in Control.

For purposes of this Plan, “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person (as defined below) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation) representing 50% or more of the total voting power represented by the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date (as defined in Section 8.6.1), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or

- A 9 -

nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least a two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Corporation with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation) representing 50% or more of the combined voting power of the Corporation’s then outstanding securities; or

(iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the Corporation’s voting securities immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions. No compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Corporation within the meaning of Section 409A of the Code.

For purpose of this Section, the term “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (i) the Corporation, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

7.3    Early Termination of Awards. Any award that has been accelerated as required or permitted by Section 7.2 upon a Change in Control (or would have been so accelerated but for Section 7.4 or 7.5) shall terminate upon such event, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

The Administrator may make provision for payment in cash or property (or both) in respect of awards terminated pursuant to this Section as a result of the Change in Control and may adopt such valuation methodologies for outstanding awards as it deems reasonable and, in the case of options, SARs or similar rights, and without limiting other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

7.4    Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal and stock exchange requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to the acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Administrator may override the provisions of Section 7.2, 7.3, and/or 7.5 by express provision in the award agreement or otherwise. The portion of any ISO accelerated pursuant to Section 7.2 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under

- A 10 -

the Code.

7.5    Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards; provided, that, in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Administrator determines that such rescission will not likely result in the imposition of additional tax or interest under Code Section 409A.

8.	OTHER PROVISIONS

8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 Future Awards/Other Rights. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)    require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)    deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

- A 11 -

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date and Termination. This Plan was approved by the Board and became effective on April 22, 2014 (the “Effective Date”). Unless earlier terminated by the Board, this Plan shall terminate at the close of business on April 22, 2024. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the stockholders of the Corporation.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision of this Plan invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)    Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)    Section 162(m). Awards under Sections 5.1.4 through 5.1.7 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance‑based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further

- A 12 -

intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance‑Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance‑based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

(c)    Code Section 409A Compliance. The Board intends that, except as may be otherwise determined by the Administrator, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an award, award agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a participant’s award to become subject to Section 409A, unless the Administrator expressly determines otherwise, such award, award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the participant. Notwithstanding the foregoing, neither the Corporation nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under Section 409A and neither the Corporation nor the Administrator will have any liability to any participant for such tax or penalty.

(d)    No Guarantee of Favorable Tax Treatment. Although the Corporation intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Corporation does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Corporation shall not be liable to any participant for any tax, interest or penalties the participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan.

8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock‑Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock‑based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary,

- A 13 -

or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14     Non-Competition, Code of Ethics and Clawback Policy. By accepting awards and as a condition to the exercise of awards and the enjoyment of any benefits of the Plan, including participation therein, each participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Administrator and the Corporation’s code of ethics policy and other policies applicable to such participant as is in effect from time to time. Awards shall be subject to any clawback policy adopted by the Corporation from time to time.

As adopted by the Board of Directors of Glowpoint, Inc. on April 22, 2014.

- A 14 -

Appendix B

- B 1 -

ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

May 28, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at www.proxyconnect.com/glowpoint.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20530300000000000000 1 052814

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following nominees to the Company's Board of Directors to each serve until the Company's next annual meeting of stockholders, or until their respective successors are duly elected and qualified:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kenneth Archer
- ○ James H. Cohen
- ○ Peter Holst
- ○ Patrick J. Lombardi
- ○ James S. Lusk

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

- B 2 -

ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

May 28, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at www.proxyconnect.com/glowpoint.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530300000000000000 1 052814

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following nominees to the Company's Board of Directors to each serve until the Company's next annual meeting of stockholders, or until their respective successors are duly elected and qualified:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kenneth Archer
- ○ James H. Cohen
- ○ Peter Holst
- ○ Patrick J. Lombardi
- ○ James S. Lusk

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

- B 3 -